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BULLETIN NO.: MGR-98-020

TO:               All Reinsured Companies; OVERNIGHT MAIL
                  All Risk Management Field Offices
                  All Other Interested Parties

FROM:             Kenneth D. Ackerman    /s/ Kenneth D. Ackerman   July 30, 1998
                  Administrator

SUBJECT: Revised Amendment No.1 to the 1998 SRA to Implement the 1998 Research
 Act

BACKGROUND:

On June 30, 1998, the Federal Crop Insurance Corporation (FCIC) issued MGR-98-018 and Amendment No. 1 to the 1998 Standard Reinsurance Agreement (1998
SRA) to implement changes required by Subtitle C of the Agricultural Research, Extension, and Education Reform Act of 1998 (1998 Research Act). The crop insurance industry requested additional time to sign and submit the amendment so that several issues regarding the administration of changes under the 1998 Research Act could be clarified. On July 22, 1998, FCIC officials met with the Industry Steering Committee to discuss the outstanding issues and the following was decided: 1) FCIC will collect administrative fees after it is notified that policyholders are indebted for non-payment of administrative fees and declared as such through the Ineligible Tracking System; and 2) Eligible crop insurance contracts for which fees are due shall be terminated due to indebtedness effective for the crop year following the termination date used to determine the policyholder's ineligibility.

ACTION:

Attached are two copies of the revised Amendment No. 1 to the 1998 SRA which must be executed for FCIC to provide reinsurance and subsidy in the 1999 and subsequent reinsurance years. Each copy must be signed as an original and returned to FCIC at the address shown below via overnight mail within 10 business days after receipt. The amendment should be signed by the person authorized by the reinsured company's Board of Directors to enter into the SRA.

OVERNIGHT MAIL:    USDA/Risk Management Agency
                  Reinsurance Services Division

                    E. Heyward Baker, Director
                   1400 Independence Avenue, SW
                   Stop Code: 0804; Room 6727-S

                       Washington, DC 20250
                   Phone: (202) 720-4232
Failure to execute the amendment will terminate your Standard Reinsurance Agreement as of the end of the 1998 reinsurance year (June 30, 1998).

Attachments (2) - will follow in overnight mail










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1998 Standard Reinsurance Agreement
(Rev. 7/29/98)

                             AMENDMENT NO. 1 TO THE

                       1998 STANDARD REINSURANCE AGREEMENT

The  Standard   Reinsurance   Agreement   between  the  Federal  Crop  Insurance
Corporation and the undersigned Company is hereby amended for the 1999 and subsequent reinsurance years, as follows:

(I) Section III.A.2. is amended to read as follows:

2. A&O subsidy for eligible crop insurance contracts will be determined as set forth below and will be paid to the Company on the monthly summary report after the Company submits, and FCIC accepts, the information needed to accurately establish the premium for such eligible crop insurance contracts. Notwithstanding the provisions of this section, under no circumstances will A&O subsidy be paid in excess of the amount authorized by statute.

         a. For any eligible CAT crop insurance contract, zero percent of net book premium.

         b. For eligible crop insurance contracts that provide coverage under GRP, 22.7 percent of the net book premium attributed to such eligible crop insurance contracts.

         c. For revenue insurance plans that can increase liability whenever the market price at the time of harvest exceeds the market price at the time of planting, 21.1 percent of the net book premium attributed to such eligible crop insurance contracts; and

         d. For revenue insurance plans that can not increase liability whenever the market price at harvest exceeds the market price at the time of planting, 24.5 percent of the net book premium attributed to such eligible crop insurance contracts, not to exceed the amount that would have been paid had each eligible producer purchased limited or additional coverage under an insurance plan that insures loss of individual yield; and

         e. For all other eligible crop insurance contracts, 24.5 percent of the net book premium attributed to such eligible crop insurance contracts.


(II) Section III.B. is amended to read as follows:

B. The Company shall remit to FCIC, in accordance with Manual 13, the following administrative fees collected from eligible producers:

         1.       For CAT:

                  a. Basic fee: the greater of $50 or 10 percent of the net book premium for each eligible crop insurance contract; and

                  b. Additional fee: $10 for each eligible crop insurance contract.

                  c. In the event the eligible producer is a limited resource farmer as defined in 7 C.F.R. 400.651, the Company shall submit the required information to FCIC in accordance with Manual 13 and FCIC shall waive the appropriate fee on the monthly summary report.

         2.       For limited coverage:

                  a. $50 per eligible crop insurance contract, not to exceed $200 per county and $600 for all counties combined for each eligible producer.

                  b. In the event the eligible producer is a limited resource farmer as defined in 7 C.F.R. 400.651, the Company shall submit the required information to FCIC in accordance with Manual 13 and FCIC shall waive the appropriate fee on the monthly summary report.

         3. For additional coverage, an additional fee of $20 per eligible crop insurance contract.

(III) Section IV is amended to read in its entirety as follows:

FCIC will pay to the Company an amount equal to 11.0 percent of the total net book premium for eligible CAT crop insurance contracts. The loss adjustment expense specified in this section will be included in the monthly summary report containing the data obtained from acreage reports that have met the processing provisions specified in Manual 13.

(IV) Section V.B.4. is added to read as follows:

4. Producer premiums and administrative fees collected by the Company must be reported as follows:

         For CAT crop insurance contracts, all administrative fees must be reported on the monthly summary report following the month containing the termination date.

         For all other crop insurance contracts, producer premiums and all administrative fees must be reported on the monthly summary report for the earlier of the month following the date of collection or the month following the month containing the billing date if uncollected.

(V) Section V.B.9. and 10. are to read as follows:

9. Policyholders who do not pay administrative fees on or before the applicable termination date are ineligible because of indebtedness and the Company shall report such via the Ineligible File Tracking System. Administrative fees payable by such policyholders will offset the total fees reported in accordance with Section V.B.4. Crop insurance contracts shall be reported as terminated for indebtedness effective for the crop year immediately following the termination date used to determine the policyholder's status of eligibility.

10. If the Company terminates the policy due to the non-payment of administrative fees and reports such to FCIC through Ineligible Tracking System, FCIC will perform debt collection activities for administrative fees which are due from indebted policyholders.

The undersigned Company representative acknowledges that the Company's Board of Directors has authorized the Company to enter into this Amendment of the 1998 Standard Reinsurance Agreement.

                              APPROVED AND ACCEPTED

                                       for

FEDERAL CROP INSURANCE CORPORATION          THE COMPANY

Signature                                                     Signature


Name                                                          Name


Title                                                         Title


Date                                                          Date








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